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                        MEDICAL ACTION INDUSTRIES INC.
               1989 NON-QUALIFIED STOCK OPTION PLAN, AS AMENDED


1.       Purpose and Effect

         (a) The purpose and effect of this plan (the "Plan") is to induce officers, directors and other senior executives and management and supervisory personnel of and consultants to Medical Action Industries Inc., a Delaware corporation ("Medical Action") and its subsidiaries (Medical Action and its subsidiaries being hereinafter collectively referred to as the "Company"), who are in a position to make material contributions to the Company's success, to remain in the service of the Company, to offer them incentives and rewards in recognition of their share in the Company's progress, and to encourage them to continue to promote the best interests of the Company through the grant to them of options (the "Options") for the purchase of Common Stock, $.001 par value, of Medical Action (the "Common Stock"). The Plan is also intended to aid the Company in competing with other enterprises for the services of new senior executives needed to help insure continued development. For purposes of this Plan, the term "subsidiaries" shall include all corporations at least 50% of the voting stock of which is owned directly or indirectly by Medical Action.

         (b) In the event that this Plan is not approved by the stockholders of Medical Action, the Plan and all Options granted and to be granted hereunder shall be null and void, and the Company shall have no obligation of any nature whatsoever to any employee, director or other person arising out of either the Plan or any Options granted or to be granted thereunder.

2.       Administration

         (a) The Plan shall be administered by the Board of Directors of Medical Action (the "Board"), provided however, that the Board may, in the exercise of its discretion, designate from among its members a Compensation Committee (the "Committee") consisting of no fewer than three directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and may delegate to the Committee full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be issued or adopted by the Board, to interpret the provisions and supervise the administration of the Plan. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the

                                  Exhibit 4.1


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Committee may at any time be filled by resolution adopted by the Board. Any or all powers and functions of the Committee may at any time and from time to time be exercised by the Board; provided, however, that with respect to the participation in the Plan of persons who are members of the Board, such powers and functions of the Committee may be exercised by the Board only if, at the time of such exercise, a majority of the members of the entire Board and a majority of the directors acting in the particular matter are "disinterested persons" within the meanings of Rule 16b-3 promulgated under the Exchange Act.

         (b) Each Option shall be evidenced by an Option Agreement that shall contain terms and conditions (consistent with the terms and conditions of this Plan) as may be approved by the Board or the Committee, as the case may be, and shall be signed by an officer of Medical Action and the optionee (the "Optionee").

         (c) Subject to an applicable provision of Medical Action's By-Laws, all decisions made by the Board or the Committee pursuant to the provisions of the Plan and related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, stockholders, employees and Optionees.

3.       Shares Subject to the Plan

         (a) The shares of Common Stock to be delivered upon the exercise of Options granted under the Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by Medical Action and held in treasury.

         (b) Subject to adjustments made pursuant to the provisions of Paragraph (c) of this Section 3, the aggregate number of shares to be delivered upon exercise of all Options that may be granted under this Plan shall be 2,150,000 shares. If an Option granted under the Plan shall expire or terminate for any reason during the term of the Plan, the shares subject to but not delivered under such Option shall be available for the grant of other Options. The foregoing notwithstanding, no person may be granted Options in any calendar year to purchase shares of Common Stock which in the aggregate have a fair market value of more than $100,000.

         (c) In the event of a merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the Common Stock, appropriate adjustment shall be made in the aggregate number of shares subject to the Plan and in the number of shares subject to unexercised Options previously granted under the Plan.


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4.       Eligibility and Participation

         The persons eligible to receive Options shall consist of officers, directors and other senior executives and management and supervisory personnel of and consultants to the Company. Subject to the limitations of the Plan, the Board or the Committee, as the case may be, shall select the person to be granted Options, determine the number of shares and exercise price subject to each Option, and determine the time when each Option shall be granted. More than one Option may be granted to the same person.

5.       Term of Plan and Option Period

         The terms during which Options may be granted under the Plan shall commence on October 25, 1989 and expire on October 24, 2009, provided, however, that if the Plan is not approved by the stockholders of Medical Action all Options granted hereunder shall become null and void. Subject to the provisions of the Plan with respect to death, retirement and termination of employment, the maximum period during which each Option may be exercised may be fixed by the Board or the Committee, as the case may be, at the time such Option is granted but shall in no event exceed ten (10) years.

6.       Exercise Price

         (a) The price at which shares of Common Stock may be purchased upon exercise of a particular Option shall not be less than eighty-five (85%) of the fair market value of such shares on date such Option is granted, as determined by the Board or the Committee, as the case may be.

         (b) For purposes of determining the Fair Market Value of a share of Common Stock on the date of grant, if the Common Stock (i) is then listed on any national securities exchange, the Fair Market Value shall be the closing price per share of the Common Stock on such exchange at the close of the trading session on the date of grant, (ii) is then listed on NASDAQ (but not on any national securities exchange), the Fair Market Value shall be the closing price per share of the Common Stock on NASDAQ on the date of grant, or
(iii) is then traded on the over-the-counter market (but not on a national securities exchange or NASDAQ), the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock as reported by the National Quotation Bureau, Inc. or other entity then publishing bid and asked prices for the Common Stock for the date of grant, or, if unavailable, then the last trading date on which bid and asked quotations were published immediately preceding the date of grant.


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7.       Exercise of Options

         (a) Each Option granted under this Plan may be exercised only during the continuance of the Optionee's employment or service with the Company and only as to such percentage of the shares covered thereby during such periods as may be determined at the time of grant by the Board or the Committee, as the case may be, but if no such percentage is specified, then each Option granted under this Plan may be exercised as to 50% of the shares covered thereby one year after the date of grant and as to an additional 50% of the shares covered thereby two years after the date of grant (so that such Option may be exercised as to 100% of the shares covered thereby beginning two (2) years after the date of grant), except in the case of death, retirement or termination of employment or service as hereinafter provided. Subject to the foregoing limitations and the terms and conditions of the option certificate, each Option shall be exercisable with respect to such number of shares and during such periods as shall be fixed by the Board or the Committee, as the case may be; provided, however, that if the Board or the Committee grants an Option or Options exercisable in more than one installment, and if the employment or service of an Optionee holding such Option is terminated, the Option shall be exercisable as to such number of shares as to which the Optionee had the right to exercise on the date of termination of employment services.

         (b) No shares of Common Stock shall be delivered pursuant to the exercise of any Option, in whole or in part, until qualified for delivery under such laws and regulations as may be deemed by the Board or the Committee, as the case may be, to be applicable thereto and until payment in full of the exercise price thereof is received by the Company.

         (c) When exercising Options in whole or in part, Optionees may pay the exercise price in cash, in shares of Common Stock or by means of any other consideration acceptable to the Board or the Committee. For purposes of valuing any share of Common Stock used to exercise any Option in whole or in part, such shares shall be valued as provided in Section 6(b). Shares of Common Stock used to exercise any Option granted hereunder shall be free and clear of all liens, pledges, claims, encumbrances and restrictions of any kind or nature whatsoever, other than restrictions imposed upon such shares pursuant to the provisions of the Securities Act of 1933, as amended.

         (d) No Optionee, or legal representative, legatee, or distributee of an Optionee, shall be deemed to be a holder of any shares subject to any Option granted hereunder unless and until the certificate or certificates therefor have been issued and delivered.

8.       Non-Transferability of Options

         An Option granted under the Plan may not be transferred except by will or the laws of descent and distribution, and during the lifetime of the person to whom granted, may be exercised only by such person.


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9.       Death, Retirement and Termination of Employment

         Any Option, the period of which has not theretofore expired, shall terminate at the time of death of the person to whom granted or at the time of retirement or termination for any reason of such person's employment or service with the Company, and no share of Common Stock may thereafter be delivered pursuant to such Option, except that:

                  (a) upon retirement or termination of employment or service (other than by death, disability, voluntary termination or termination for cause), an Optionee may within two (2) months after the date of such retirement or termination, purchase all or part of the shares with respect to which such Optionee is entitled to exercise such Option, in accordance with the provisions of Section 7 hereof, but in no event after the expiration of the term of the Option ("cause" for purposes of this Plan shall mean (i) willful disregard of duties, (ii) habitual absence from employment or service, (ii) intoxication, or (iv) dishonesty);

                  (b) upon the "disability" of any Optionee, the Optionee may within six (6) months after the date of such termination of employment, but in no event after the expiration of the term of the Option, purchase all or part of the shares with respect to which such Optionee is entitled to exercise such Option, in accordance with the provisions of Section 7 hereof. For purposes of the Plan, the term "disability" shall mean a physical or mental disability as defined in
         Section 105 of the Internal Revenue Code of 1986, as amended; and

                  (c) upon the death of any Optionee while in active employment or service, the person or person to whom such Optionee's rights under the Option are transferred by will or the law of descent and distribution may, within six (6) months after the date of such Optionee's death, but in no event after the expiration of the term of the Option, purchase all or any part of the shares with respect to which the Option was exercisable on the date of death in accordance with the provisions of Section 7 hereof.

10.      Amendments and Discontinuance

         The Board may amend, suspend, or discontinue the Plan, but may not, without the prior approval of Medical Action's stockholders, make any amendments that would (i) make any material change in the class of eligible persons as defined in the Plan, (ii) increase the total number of shares for which Options may be granted under the Plan, (iii) extend the term of the Plan or the maximum option period, (iv) decrease the minimum option price, or (v) permit adjustments in the number and option price of shares granted under the Plan except as permitted by the provisions of Paragraph (c) of Section 3 above.


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